As filed with the Securities and Exchange Commission May 4, 1998
                                                          333-50479

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                            AMENDMENT NO.1 TO

                               FORM S-3

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  NORTHWESTERN PUBLIC SERVICE COMPANY
        (Exact name of registrant as specified in its charter)


            Delaware                             46-0172280
  (State or other jurisdiction                 (IRS Employer
of incorporation or organization)          Identification Number)

                            33 Third St. SE
                    Huron, South Dakota 57350-1605
                            (605) 352-8411
     (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                           Alan D. Dietrich
         Vice President - Administration & Corporate Secretary
                  Northwestern Public Service Company
                        600 Market Street West
                    Huron, South Dakota 57350-1500
                            (605) 353-7606
       (Name, address, including zip code, and telephone number,
              including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

+ + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + +
+ Information contained herein is subject to completion or amendment. A + + registration statement relating to these securities has been filed with + + the Securities and Exchange Commission. These securities may not be + + sold nor may offers to buy be accepted prior to the time the registra- + + tion statement becomes effective. This prospectus shall not constitute + + an offer to sell or the solicitation of an offer to buy nor shall there + + be any sale of these securities in any jurisdiction in which such offer,+ + solicitation or sale would be unlawful prior to registration or qualifi-+
+ cation under the securities laws of any such jurisdiction.              +
+ + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + +

Subject to Completion

Dated May 1, 1998
<R/>
                              PROSPECTUS



                                [LOGO]

                       NORTHWESTERN CORPORATION
            (formerly Northwestern Public Service Company)

                         DIVIDEND REINVESTMENT
                    AND DIRECT STOCK PURCHASE PLAN

          1,000,000 Shares of Common Stock ($1.75 Par Value) including related Common Stock Purchase Rights

     Northwestern Corporation's Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan") provides a simple and convenient way to invest in shares of common stock, par value $1.75 per share (together with the related common stock purchase rights, the "Common Stock"), of Northwestern Corporation (the "Company") without incurring brokerage commissions or service charges. Participation in the Plan is open to all interested investors, regardless of whether they are already shareholders of the Company.

     Participants in the Plan may:

     *    Buy shares of Common Stock conveniently and economically

     * Elect to reinvest cash dividends in additional shares of Common Stock

     * Deposit Common Stock certificates with the Plan administrator for safekeeping

     * Sell shares of Common Stock or transfer shares to other Plan participants

     Participation in the Plan is strictly voluntary. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, when, as and if declared. Participants in the Plan may terminate their participation at any time.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is May   , 1998.

     This Prospectus relates to up to 1,000,000 shares of Common Stock registered and reserved for purchase under the Plan. The Company does not assure a profit or protection against a loss on shares purchased under the Plan. Furthermore, cash dividends will be paid on the Common Stock only when, as and if declared, and nothing in this Prospectus or the Plan should be interpreted as assurance as to the payment of future dividends. Prospective participants should review this Prospectus carefully before enrolling in the Plan. Participants who elect to enroll in the Plan should retain this Prospectus for future reference.

                                SUMMARY

ENROLLMENT. To enroll in the Plan, you must complete and sign an Enrollment Authorization Form and deliver it to the Company. If you are not already a record holder of Common Stock, you must become one at the time of enrollment by purchasing at least $500 of Common Stock through the Plan (or by authorizing automatic withdrawals from your bank account to the Plan of at least $10 per month for a minimum of twelve months).

PLAN ACCOUNTS. Shares of Common Stock held in the Plan (whether purchased through cash contributions, acquired through dividend reinvestment, deposited for safekeeping or otherwise) will be reflected in book-entry form in an account in the participant's name ("Plan Account").

DIVIDEND REINVESTMENT. You may elect to reinvest cash dividends on all, some or none of the shares in your Plan Account. You may also elect to reinvest cash dividends on shares you hold outside your Plan Account. Cash dividends paid on shares as to which you elect reinvestment will be used to purchase additional shares of Common Stock, which will be added to your Plan Account. Cash dividends paid on shares as to which you do not elect reinvestment will be paid to you in cash.


SHARE PURCHASES. You may make your initial investment in the Company through the Plan at the time of enrollment, as described under "Enrollment" above. After you have enrolled in the Plan, you may purchase additional shares of Common Stock through the Plan in any amount from a minimum of $10 to a maximum of $10,000 per month. Payment may be made by check or by automatic withdrawal from your bank account. All brokerage fees, commissions or other service charges for purchases made under the Plan will be paid by the Company. However, such charges paid by the Company on your behalf will be reported to the Internal Revenue Service by the Company as income to you.
<R/>

SAFEKEEPING. You may send your Common Stock certificates to the Plan Administrator for safekeeping. The shares represented by these certificates will be converted to book entry shares held in your Plan Account. You may receive stock certificates for these and any other whole shares held in your Plan Account without charge at any time, upon request.

SELLING SHARES. You may direct the Plan Administrator to sell shares of Common Stock held in your Plan Account. You will be charged certain costs in connection with sales from your Plan Account.
Although the Company will not charge for its own services in administering the sale, you will be charged for your share of expenses paid by the Company to third parties, such as broker's commissions, fees and transfer taxes.

TRANSFERRING SHARES. You may transfer shares from your Plan Account to another Plan participant without charge.

TRANSACTION FEES. The only costs charged by the Plan are in connection with sales of shares from your Plan Account, as described under "Selling Shares" above. All other Plan services are free to participants. However, if you invest in the Plan through automatic withdrawals from your bank, your bank may assess fees for electronic funds transfers.

STATEMENTS OF PLAN ACCOUNT. You will receive a quarterly statement showing all activity in your Plan Account, as well as your share balance. In addition, you will receive a transaction advice promptly after each purchase, sale or deposit of shares into your Plan Account. Each statement will contain a tear-off form that may be used for future Plan transactions.

THE ADMINISTRATOR. The Company acts as agent for participants in the Plan and administers the Plan. You may contact the Administrator at:

               Northwestern Corporation
               Shareholder Services
               600 Market Street West
               Huron, South Dakota  57350-1500
               Telephone:  605-353-7603, 7604
               Toll Free:  1-800-677-6716
               Fax:  605-353-7631
               E-mail:  shareholder@northwestern.com


                             NORTHWESTERN

     The Company is a nationwide diversified energy, telecommunications and related services provider. It generates and distributes electric energy to approximately 56,000 customers in eastern South Dakota. The Company also purchases, distributes, sells, and transports natural gas to approximately 79,000 customers in central Nebraska and eastern South Dakota. The Company, through its majority-owned subsidiaries, also owns approximately 35% of Cornerstone Propane Partners, L.P., a publicly traded master limited partnership for which a subsidiary of the Company serves as managing general partner. Cornerstone serves more than 380,000 propane customers in 26 states. The Company is also engaged in certain non-energy manufacturing industries and owns companies engaged in heating, ventilation and air conditioning and telecommunications services. The

Company was incorporated under the laws of the State of Delaware in 1923. The Company has its principal office at 33 Third Street SE, Huron, South Dakota 57350-1605. Its telephone number is (605) 352-8411.
<R/>

                         DIVIDEND REINVESTMENT
                    AND DIRECT STOCK PURCHASE PLAN

     The Company's Dividend Reinvestment and Direct Stock Purchase Plan consists in its entirety of the following questions and answers. The use of singular and masculine words in the Plan is for practical purposes only and should be deemed to include the plural and feminine, respectively, unless the context plainly indicates a distinction.

INTRODUCTION

                                Purpose

1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide interested new investors and holders of record of Common Stock with a simple and convenient method of investing in the Company, through both new cash investments in Common Stock and reinvestment of cash dividends in additional shares of Common Stock, without the cost associated with normal brokerage transactions.

Advantages

2.   What advantages do I have if I participate in the Plan?

     All fees and brokerage commissions in connection with purchases of Common Stock through the Plan are paid by the Company. In addition, the Company will pay all administrative costs (but not brokerage commissions and other third party fees) incurred upon sales of shares from your Plan Account.

     If you are not a holder of Common Stock, you may invest in Common Stock and become a Plan participant by making an initial investment through the Plan of at least $500 by check, or by authorizing automatic withdrawals from your bank account of at least $10 per month for a minimum of 12 consecutive months.

     You may increase your investment in the Company by automatically reinvesting the cash dividends paid on all or part of your shares (whether or not held in your Plan Account) in additional shares of Common Stock.

     You may receive cash dividends on all or part of your shares, including those held in your Plan Account.




     You may make additional cash payments to purchase additional shares of Common Stock at any time from a minimum of $10 up to a maximum of $10,000 per month, by check or by automatic withdrawal from your bank account, regardless of whether dividends are being reinvested.

     Shares held in your Plan Account are held in book-entry form, allowing you to avoid the cost and risk associated with the storage, loss, theft or destruction of stock certificates. Nevertheless, you may receive stock certificates without charge at any time, upon request.

     You may use the Plan's safekeeping feature to hold in book-entry form any shares of Common Stock you own, whether or not purchased through the Plan.

     Your recordkeeping is simplified, since you will receive a statement of your Plan Account every quarter and a transaction advice after each purchase, sale or transfer of shares in your Plan Account.

     You may transfer shares by gift to another shareholder's Plan Account free of charge.

ADMINISTRATION

3.   How is the Plan administered?

     The Company will administer the Plan. As Administrator, the Company will act as agent for participants, process transaction requests, keep a continuing record of their Plan Accounts, send quarterly statements of account to participants and perform other duties relating to the administration of the Plan. All open market purchases and sales of Common Stock for the Plan will be made through independent registered broker-dealers selected by the Administrator. The shares of Common Stock held under the Plan will be registered in the name of the Company (or its nominee) as Administrator and custodian for participants in the Plan.

     All communications regarding the Plan should be sent to the Company addressed as follows:

               Northwestern Corporation
               Shareholder Services
               600 Market Street West
               Huron, South Dakota  57350-1500
               Telephone:  605-353-7603, 7604
               Toll Free:  1-800-677-6716
               Fax:  605-353-7631
               E-mail:  shareholder@northwestern.com

     The Company believes that there is no material difference in risk between self-administration of the Plan and administration by a registered broker-dealer or bank.

PARTICIPATION

4.   Who is eligible to participate in the Plan?

     Any interested investor, whether or not an existing shareholder of record or employee of the Company, is eligible to participate in the Plan.

5.   How do I enroll in the Plan?


     If you are already a shareholder of record, you may enroll in the Plan by completing and signing an Enrollment Authorization Form and returning it to the Administrator. If you are not currently a record holder of Common Stock, then, in addition to completing and signing an Enrollment Authorization Form, you must make an initial investment in Common Stock by either (1) enclosing with your Enrollment Authorization Form a check or money order for a minimum of $500 up to a maximum of $10,000, payable to "Northwestern Corporation" or (2) completing the "Automatic Withdrawal Authorization" portion of your Enrollment Authorization Form.

     By completing an Enrollment Authorization Form, you appoint the Administrator as your agent to receive and apply cash dividends on shares held in your Plan Account in accordance with your election (see Question 7) and to effect other transactions in your Plan Account as specified by you.

6. May I participate if my shares are held for me in the name of my bank or broker?

     If your shares are registered in the name of another person, such as your broker or a bank nominee, you must become a shareholder of record in your own name in order to participate in the Plan. You may become a shareholder of record either (1) by having your broker, bank or other fiduciary transfer the shares they own for your benefit into your own name or (2) by making an initial investment in Common Stock in your own name as described above in Question 5.

7.   What are my dividend options?

     The Enrollment Authorization Form offers three options regarding cash dividends paid on shares held in your Plan Account:

     * Full Dividend Reinvestment -- You may elect to automatically reinvest cash dividends paid on all of the shares in your Plan Account in additional shares of Common Stock.

     * Partial Dividend Reinvestment -- You may elect to automatically reinvest cash dividends paid on a specified portion of the shares held in your Plan Account and to receive cash dividends on the balance of your shares.

     * Cash Dividends -- You may elect to receive cash dividends paid on all of your shares.

Cash dividends will be paid by check via First Class Mail to your address of record. Alternatively, you may elect to have these dividends deposited directly in your bank account via electronic funds transfer by completing the "Direct Deposit Authorization" portion of the Enrollment Authorization Form (or a separate Direct Deposit Authorization Form obtained from the Administrator) and returning it to the Administrator. You may change your bank account at any time by delivering a new, valid Direct Deposit Authorization Form to the Administrator. If the Administrator is unable for any reason to process your direct deposit authorization, it will mail a check for the subject dividend via First Class Mail to your address of record.

     In addition, you may elect to reinvest cash dividends paid on shares of Common Stock you hold outside the Plan. The additional shares purchased with reinvested dividends will be held in your Plan Account.

8.   When will dividend reinvestment begin?

     Reinvestment of dividends will begin on the dividend payment date following the first dividend record date after the Administrator receives your properly completed Enrollment Authorization Form requesting dividend reinvestment. Record dates for dividend payments are usually on or around February 15, May 15, August 15 and November 15 of each year.

OPTIONAL CASH PAYMENTS

9.  How can I make optional cash payments?

     You may make optional cash payments to purchase additional shares of Common Stock under the Plan at any time by sending to the Administrator an executed Enrollment Authorization Form, or the form provided as part of your quarterly account statement, either accompanied by your cash payment or with the "Automatic Withdrawal Authorization" portion completed. You may elect to make optional cash payments at any time or from time to time, and there is no requirement to make them each month.


     Optional cash payments may be made by check or money order payable to "Northwestern Corporation" or electronic funds transfer in an amount of at least $10, up to a maximum of $10,000 per month. In addition, Plan participants who are customers of the Company or its subsidiaries may include optional cash payments as part of their bill payments, in which case the check or money order should be made payable to the company named on the bill. If an optional cash payment is made with a bill payment, the amount enclosed as a cash payment under the Plan should be indicated on the portion of the bill returned with the payment.

     Optional cash payments received by the Administrator at least three days before a Plan purchase period will be invested during that purchase period. Shares of Common Stock will be purchased for the

Plan at least monthly, usually beginning on the first business day of the month. The Administrator may choose to make purchases twice per month, beginning on or about the first and fifteenth days of the month. A request to return any cash payment will be honored if the request is received by the Administrator at least 48 hours prior to investment. Interest will not be paid on optional cash payments prior to investment by the Administrator.

EXPENSES RELATED TO PURCHASES

10. Will I have any expenses in connection with the purchase of shares under the Plan?

     No. You will not incur any expenses in connection with purchases of shares under the Plan. The Company will pay any and all expenses incurred in such purchases, including brokerage commissions and fees. Additionally, the Company will pay any and all costs of establishing and administering the Plan. The only charges under the Plan are if you choose to sell shares held in your Plan Account. See Question 21. However, if you invest in the Plan through automatic withdrawal, your bank may charge a fee in connection with electronic funds transfers. Your bank will be able to tell you about any fees it charges.

PURCHASES AND PURCHASE PRICE

11.  How are shares purchased under the Plan?

     Shares of Common Stock purchased for Plan participants may consist of shares acquired in the open market or authorized but unissued shares or treasury shares acquired directly from the Company, at the Company's sole discretion. Open market purchases will be effected through an independent broker-dealer, who will purchase shares on the New York Stock Exchange or in privately negotiated transactions. Such purchases will be made in accordance with all applicable requirements of law affecting the timing or manner of such transactions. These requirements may dictate that purchases be spread over several days, in order to invest all funds received with respect to a particular purchase or dividend payment date.
No interest will be paid on optional cash payments or cash dividends held by the Administrator or its broker pending investment.

12.  How is my purchase price determined?

     The price of Common Stock purchased through the Plan will depend on whether the shares are acquired in the open market or directly from the Company. The price per share of shares purchased in the open market (whether for optional cash purchases or dividend reinvestment) will be the weighted average price paid for all shares acquired by the Plan during the applicable purchase period (excluding any related brokerage fees, commissions or other service charges). The price of shares acquired directly from the Company (whether original issue or treasury shares) with optional cash payments will be the closing price of the Common Stock on the New York Stock Exchange on the first day of the month following the month in which such cash payments are received by the Company. The price of shares acquired directly from the Company with reinvested dividends will be the closing price of the Common Stock on the New York Stock Exchange on the dividend payment date.

13.  How many shares will be purchased for me?

     The number of shares of Common Stock to be purchased for you will depend on the amount of cash dividends being reinvested (if any), the amount of your optional cash payments (if any) and the purchase price per share for the applicable purchase date. Your account will be credited with that number of whole shares and fractional interests (computed to the third decimal place) equal to the total amount to be invested divided by the purchase price, as determined in the manner set forth in Question 12.

REPORTS TO PARTICIPANTS

14.  What reports will I receive?

     Whenever you purchase or sell shares through the Plan or deposit certificates into your Plan Account, you will promptly receive a transaction advice with the details of the transaction.

     All shares that you hold or purchase through the Plan are recorded in your Plan Account. After each quarterly dividend reinvestment, you will receive a detailed statement showing the amount of the latest dividend reinvested, the purchase price per share, the number of shares purchased, the total number of book-entry shares in your Plan Account and the number of shares registered in your name (that is, held outside the Plan) upon which dividends are reinvested. The statement will also show all year-to-date account activity, including purchases, sales, certificate deposits or withdrawals and dividend reinvestments. This will enable you to review your complete Plan Account book-entry holdings at a glance.

     On each quarterly statement and transaction advice you will find information such as how to buy or sell shares through the Plan and where to call or write for additional information. In addition, you will receive a comprehensive year-end statement summarizing activity in your Plan Account for the entire year, which is helpful for record keeping and tax purposes.

     As a Plan participant, you will receive copies of all communications sent to all shareholders generally, including the Company's annual report to shareholders, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid.

DIVIDENDS PAID ON SHARES HELD IN THE PLAN

15.  Will my account be credited with dividends on shares in the Plan?

     Yes. The Company pays dividends, when, as and if declared, to the record holders of all its shares of Common Stock. As the record holder for participants, the Administrator will receive dividends on all shares held in the Plan on the record date. The Administrator will credit those dividends to participants on the basis of full and fractional shares held in their Plan Accounts as of the record date. The Administrator will either reinvest those dividends in additional shares or pay them to you in cash, depending on whether you have elected full dividend reinvestment, partial dividend reinvestment or cash dividends on the shares in your Plan Account.

CERTIFICATES FOR SHARES

16. Will certificates automatically be issued to me for shares of Common Stock purchased under the Plan?

     No. Certificates for shares of the Company's Common Stock purchased under the Plan will only be issued to you upon written request signed by all participants whose names appear on your Plan Account. This convenience protects against loss, theft or destruction of your stock certificates.

     As soon as practicable after receipt of your written request, certificates for any number of whole shares of Common Stock, up to the total number of whole shares then credited to your Plan Account, will be issued to you without charge. The form for requesting a certificate is included as a part of each quarterly account statement or may be obtained from the Administrator. Any remaining whole shares and fractional interests in shares will continue to be credited to your Plan Account. If you have elected dividend reinvestment for those remaining shares, cash dividends paid on those shares will continue to be reinvested for you, and the additional shares purchased with your reinvested dividends will be credited to your Plan Account. If you leave less than one whole share of Common Stock in your Plan Account, the Administrator will liquidate your fractional share and send you a check for the proceeds as described in Question 23.


17. If I request certificates for shares held in my Plan Account, in whose name will they be registered when issued?

     A certificate for shares that had been held in your Plan Account will be registered in the name or names in which the Plan Account is maintained. Upon written request, certificates will be registered and issued in names other than the account name, provided that (1) your request is signed by all participants named on the Plan Account and the signature or signatures are guaranteed by a financial institution or member of the New York Stock Exchange who is a member of the NYSE Medallion Signature Guarantee Program, (2) you comply with any applicable laws and (3) you pay any applicable transfer taxes. The appropriate form for requesting issuance of a certificate in names other than the account names will be provided upon request to the Administrator.

    18.   May I deposit certificated shares in my account?

     Yes. You may add certificated shares to your Plan Account at any time by sending the certificate(s) to the Administrator, accompanied by a signed copy of the form provided as part of your quarterly account statement or a separate form provided by the Administrator. The Company recommends sending your certificates by registered mail, insured for 2% of the current market value of the shares. Do not endorse the certificates or complete the assignment section on the back of the certificates. All persons whose names appear on the certificates being deposited must sign the form. Upon receipt by the Administrator of your certificates and signed form, the share balance in your Plan Account will be increased by the number of shares represented by the certificates, and the certificates will be canceled. Unless you specify otherwise, all cash dividends on shares deposited in your Plan Account will be reinvested.

SALES AND SALES PRICE

19.  How may I sell shares held in my Plan Account?

     You may request at any time that the Administrator sell all or a specified number of the shares held in your Plan Account. To sell shares, you should complete and return to the Administrator the form included as part of your quarterly account statement or a separate form that may be obtained from the Administrator. All participants whose names appear on your Plan Account registration must sign the request. The Administrator will sell the number of shares you specify through an independent broker engaged for that purpose as soon as practicable following its receipt of your signed request. Sales will generally be made once a week.

     Alternatively, you may request a certificate for the number of shares that you wish to sell from your Plan Account as described in Question 16 and then sell those shares through your own broker. The ability to sell shares through the Plan is intended to be a convenience to Plan participants. If you find it more convenient or economical to sell shares through a broker of your choice, you should request a certificate for the shares you wish to sell so that you can sell the certificated shares with the assistance of your broker.

     Because the Plan's sales feature is primarily for the convenience of participants who hold less than 200 shares in the Plan and who would find it inconvenient to sell their shares through a broker, the Company reserves the right to refuse a participant's request to sell more than 199 shares through the Plan.

20.  How and at what price will my shares be sold?

     Shares sold through the Plan will normally be sold on the New York Stock Exchange at the price prevailing in the market at the time of sale. In the event that the Administrator elects to purchase such shares as agent for the Plan, the price for the shares will be the closing price on the New York Stock Exchange on the sale date.

     Proceeds from the sale of the shares, less any related brokerage commissions, fees, and transfer taxes, will be mailed to you as soon as practicable following the sale. Payment will be made by check payable to the name or names in which the Plan Account is registered.

21. Will I have any expenses in connection with the sale of shares through the Plan?

     Yes. Although the Plan will not charge you for the Administrator's internal expenses in administering the sale, you will be required to pay any expenses payable to third parties relating to the sale of shares from your Plan Account, including commissions payable to the independent broker who will be engaged to handle the sale, fees and transfer taxes. Estimates of such brokerage commissions, fees and transfer taxes may be obtained by contacting the Administrator.

TERMINATION OF PARTICIPATION

22.  When and how may I close my Plan Account?

     Participation in the Plan is entirely voluntary, and you may close your Plan Account at any time by using the form included with your quarterly account statement. As with all other requests regarding the Plan, all participants whose names appear on the account registration must sign the request to close the account.

23.  What happens to my shares if I close my Plan Account?

     Upon receipt by the Administrator of your signed written request to close your Plan Account, the Administrator will send you a certificate for the number of whole shares then credited to your Plan Account. The Administrator will liquidate any fractional share in your Plan Account by aggregating it with fractional shares being sold on behalf of other Plan participants and selling the resulting whole shares on the open market and will send you a check for your share of the proceeds, less any related brokerage commissions, fees and transfer taxes. Once you close your Plan Account, all future cash dividends paid on shares of Common Stock registered in your name will be paid to you in cash.

     If you so request, the Administrator will sell all or some of the shares in your Plan Account on the open market and pay you the proceeds, less any brokerage commissions, fees and transfer taxes.
The procedure for requesting sales of shares is explained in Questions

19 through 21 above. Sales of shares in the open market will be handled through an independent broker engaged for such purpose.

24.  May I discontinue dividend reinvestment without closing my Plan
Account?

     Yes. You may discontinue the reinvestment of your cash dividends on any or all of your shares of Common Stock at any time without closing your Plan Account by filling out the form provided as part of your quarterly account statement.

25.  What happens if I sell or transfer all of my shares?

     If you dispose of all shares of Common Stock registered in your name (that is, held outside the Plan), the Administrator will, unless otherwise instructed, continue to reinvest the dividends on the shares credited to your Plan Account as long as there is at least one full share in your account. If there is less than one full share in your Plan Account, the Administrator will liquidate the fractional share as described in Question 23 and will send you a check for the proceeds, and the account will be closed.

FEDERAL INCOME TAX INFORMATION

26. What are the Federal income tax consequences of participating in the Plan?

     Generally, any cash dividend reinvested under the Plan will be taxable to you as ordinary income as though you had received the dividend in cash. In this respect, participants in the Plan are treated the same as shareholders who do not participate.

     Brokerage commissions and fees, if any, paid by the Company in making open market purchases for a participant must be reported by the Company as imputed taxable income to the participant. These commissions and fees will become a part of the cost of the shares purchased.

     You will not realize any taxable income whenever certificates for whole shares credited to your Plan Account are issued to you.
However, you will generally realize a taxable gain or loss when whole shares credited to your Plan Account (whether purchased with reinvested dividends or with optional cash payments) are sold. If you receive a cash adjustment for a fractional share credited to your Plan Account upon withdrawal from or termination of the Plan, you will also generally realize a taxable gain or loss. The amount of such gain or loss will be the difference between the amount that you receive for your shares and your tax basis for those shares.

     Generally, the gain or loss will be a capital gain or loss, and it will be long-term or short-term depending on the holding period. Currently, net long-term capital gains of certain taxpayers are taxed at lower rates than other items of taxable income.

     Your tax basis for shares (including fractional shares) purchased through the Plan will be equal to:

     the amount of the reinvested cash dividends;

     the amount of optional cash payments;

     the amount of your initial investment, if made through the Plan;
     and

     the amount of any brokerage commissions paid by the Company on your behalf.

     Your holding period for shares purchased through the Plan will begin on the day following the date on which those shares are credited to your Plan Account.

     Your tax basis and holding period for shares purchased outside the Plan and deposited in your Plan Account will be the same as they would have been had you continued to hold those shares outside the Plan.

     You should not be treated as receiving an additional taxable distribution relating to your pro rata share of the Administrator's fees or other costs of administering the Plan, most of which will be paid by the Company. However, there can be no assurance that the Internal Revenue Service ("IRS") will concur with this position. The Company has no present plans to seek formal advice from the IRS on this issue.

27. How are income tax withholding provisions applied to foreign shareholders or other shareholders who are subject to backup withholding?

     In the case of those foreign shareholders who elect to have their dividends reinvested pursuant to the Plan and whose dividends are subject to United States income tax withholding or a shareholder subject to backup withholding, the amount of the tax to be withheld will be deducted from the amount of dividends to determine the amount of dividends to be reinvested, and the amount of tax so withheld will be included in the dividend income of the foreign participant or participant subject to backup withholding.

28.  Will I receive information needed for income tax purposes?

     Yes. As a participant in the Plan, you will receive statements on a regular basis advising you of purchases and sales of shares of Common Stock. The statement received at year end will indicate the purchase price of any shares purchased during the year with reinvested dividends and any optional cash payments and the sale price of any shares sold during the year. In addition, imputed income resulting from brokerage commissions and fees paid by the Company for share purchases will also be shown on the year-end statement. Consequently, the year-end statements should be retained for income tax purposes.

29. Should I obtain advice as to the income tax consequences of participation in the Plan?

     Yes. The above tax information is provided only as a guide. You are advised to consult your own tax advisor as to the income tax effect of participation in the Plan.

OTHER INFORMATION

30. What happens if the Company issues a stock dividend or declares a stock split?

     If the Company declares a stock dividend or stock split, the number of shares of Common Stock distributable with respect to all the shares of Common Stock that you own as of the record date will be credited to your Plan Account on the date the stock dividend or stock split is payable. This will include the additional shares distributable with respect to the shares credited to your Plan Account, as well as with respect to any shares registered in your name and held outside the Plan.

31.  How will the shares in my Plan Account be voted?

     The shares you hold as a participant in the Plan will be added to those shares, if any, which you hold of record so that you can vote all your shares. You will be furnished with appropriate forms and customary shareholder information (including proxy solicitation materials) for use in voting shares held under the Plan.

32.  What are the Company's responsibilities under the Plan?

     In administering the Plan, the Company has the responsibility to exercise ordinary care in any action taken or omitted pursuant to the Plan, and it has only the duties, responsibilities or liabilities expressly set forth in the Plan.

     Neither the Company nor any independent broker it uses for open market transactions will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's Plan Account upon such participant's death prior to receipt of notice in writing of such death, or arising out of the prices at which shares are purchased or sold for a participant's Plan Account, the times when such purchases or sales are made, or any change in the market value before or after purchases or sales of shares through the Plan.

     You should recognize that neither the Company nor its broker can assure you of a profit or protect you against a loss on the shares purchased or sold by them through the Plan.

     The Plan does not limit your right to bring an action under the federal securities laws.

33.  Can I pledge shares credited to my account?

     No. Shares in a Plan Account may not be pledged or otherwise encumbered unless withdrawn from the account.

34.  What information should I furnish?

     You must file with the Administrator, in writing, your post office address, Social Security number and such documents, evidence or other information as the Administrator considers necessary or desirable for the purpose of administering the Plan. You should file address changes promptly to insure timely receipt of account statements.

35. Can the Company change or discontinue the Plan in full or for participants with small accounts?

     While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend, terminate, or modify the Plan at any time. Any such action will be announced to both participating and nonparticipating shareholders. In addition, the Company reserves the right to terminate participation for Plan Accounts less than $500 in value.

36.  Who interprets and regulates the Plan?

     The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan. The terms and conditions of the Plan, including the Enrollment Authorization Form, and the operation of the Plan will be governed by South Dakota law.

37.  Who can I contact for more information regarding the Plan?

     For information regarding the Plan or your Plan Account, or for forms used for transactions under the Plan, you may contact the Administrator as follows:

               Northwestern Corporation
               Shareholder Services
               600 Market Street West
               Huron, South Dakota  57350-1500
               Telephone:  605-353-7603, 7604
               Toll Free:  1-800-677-6716
               Fax:  605-353-7631

Be sure to include a reference to the Plan in your correspondence.

     You may also contact the Administrator through the Internet at "shareholder@northwestern.com". The Administrator will make every effort to respond to messages forwarded on the Internet within one business day.


USE OF PROCEEDS

     The Company has no basis for estimating either the number of shares of Common Stock that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold. Except to the extent shares of Common Stock are purchased directly from the Company, the Company will receive no proceeds from the offering of Common Stock through the Plan. To the extent shares are purchased from the Company, the net proceeds from the sale of such shares will be added to the general funds of the Company and used for its general corporate purposes, including payment of a portion of the cost of the Company's continuing construction program.


EXPERTS AND LEGAL OPINIONS

     The financial statements and schedules incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The legality of the Common Stock of the Company offered hereby will be passed upon for the Company by Schiff Hardin & Waite, 7200 Sears Tower, Chicago, Illinois 60606.




WHERE TO OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any such reports, statements or other information that the Company files at the SEC's Public Reference Room at 450 Fifth Street, N.W., in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company's SEC filings are also available from the New York Stock Exchange, from commercial document retrieval services and from the Internet site maintained by the SEC at http://www.sec.gov.

     The SEC allows the Company to "incorporate by reference" into this Prospectus the information it files with the SEC. This means that important disclosures contained in the Company's SEC filings, although not repeated in this Prospectus, are treated as being included in this Prospectus, because the filings are listed below. As more recent information is filed with the SEC, it will update and supersede the information in the documents listed below. These more recent filings also will be treated as being included in this

Prospectus. The documents that are incorporated by reference include the following:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 (registration no. 33-60423), and any document filed which updates such description;

     3.   The description of the Company's Common Stock Purchase
Rights contained in the Company's Registration Statement on Form 8-A dated December 11, 1996, and any document filed which updates such description; and

     4.   Any future filings made by the Company with the SEC under
Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended.

     For information about the Plan or the Company, you should rely only on the information contained or incorporated by reference in this Prospectus. The Company has not authorized anyone else to provide you with different or additional information. The information in this Prospectus is accurate as of the date of the Prospectus. This Prospectus may be updated by means of supplemental or revised prospectuses and will be updated by the future filing of the Company's reports with the SEC, described above.

     The Company will provide, without charge, a copy of any or all of the documents incorporated by reference in this Prospectus (but not exhibits to such documents, unless the exhibits themselves are specifically incorporated by reference in such documents). Requests for copies should be sent to Shareholder Services, Northwestern Corporation, 600 Market Street West, Huron, South Dakota 57350-1500, telephone number: (605) 353-7603.

                        CONTENTS
                                                                   			[LOGO]
                                                   Page                        NORTHWESTERN CORPORATION

Summary ..........................................  5

Northwestern .....................................  6
                                                                               DIVIDEND REINVESTMENT AND
Dividend Reinvestment and                                                     DIRECT STOCK PURCHASE PLAN
  Direct Stock Purchase Plan .....................  8

        Introduction .............................  8
        Administration ...........................  9
        Participation ............................  10
        Optional Cash Payments ...................  11
        Expenses Related to Purchases ............  12
        Purchases and Purchase Price .............  12                               COMMON STOCK
        Reports to Participants ..................  13                             ($1.75 Par Value)
        Dividends Paid on Shares
          Held in the Plan .......................  14                            including related
        Certificates for Shares ..................  14                      Common Stock Purchase Rights
        Sales and Sales Price ....................  15
        Termination of Participation .............  16
        Federal Income Tax Information ...........  17
        Other Information ........................  19

Use Of Proceeds ..................................  21
                                                                                      PROSPECTUS
Experts and Legal Opinions  ......................  21

Where To Obtain Additional Information
  About the Company? .............................  21





                                                                          May __, 1998

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities covered hereby are estimated to be as follows:

          Filing fee - Securities and Exchange
            Commission .................................. $ 6,416

          Printing and engraving ........................ $ 9,000

          Legal fees and expenses ....................... $12,000

          Accounting fees ............................... $ 1,000

          Miscellaneous ................................. $ 1,584
                                                          -------
               Total .................................... $30,000
                                                          =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-Laws of the registrant provide for indemnification by the registrant of each of its directors and officers to the fullest extent permitted by Delaware law for liability (including liability arising under the Securities Act of 1933) of such director or officer arising by reason of his or her status as a director or officer of the registrant, provided that he or she met the standards established in the By-Laws, which include requirements that he or she acted in good faith and in a manner he or she reasonably believed to be in the registrant's best interest. The registrant will also advance expenses prior to final disposition of an action, suit or proceeding upon receipt of an undertaking by the director or officer to repay such amount if the director or officer is not entitled to indemnification. All rights to indemnification and advancement of expenses are deemed to be a contract between the registrant and its directors and officers. The determination that a director or officer has met the standards established in the By-Laws may be made by a majority vote of a quorum consisting of disinterested directors, an opinion of counsel (if no such quorum is available or even if attainable, a quorum of disinterested directors so directs), a majority vote of stockholders, or a court (which may also overturn any of the preceding determinations).

     The directors and officers of the registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by the registrant.

ITEM 16.  EXHIBITS.

     The exhibits filed herewith or incorporated herein by reference are set forth on the Exhibit Index filed as a part of this Registration Statement.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Huron, State of South Dakota, on the 1st day of May, 1998.

                                   NORTHWESTERN PUBLIC SERVICE COMPANY

                                   By  /s/ Alan D. Dietrich
                                   -----------------------------------
                                       Alan D. Dietrich
                                       Vice President - Administration
                                       and Corporate Secretary




     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Date                Signature and Title

May 1, 1998        Merle D. Lewis*
                   ----------------------------------------
                   Merle D. Lewis, Chairman, President
                   and Chief Executive Officer

May 1, 1998        By /s/ Daniel K. Newell
                   ----------------------------------------
                   Daniel K. Newell, Vice President-Finance
                   and Chief Financial Officer
                   (Principal Financial Officer)

May 1, 1998        By /s/ David A. Monaghan
                   ----------------------------------------
                   David A. Monaghan, Controller and
                   Treasurer (Principal Accounting Officer)

May 1, 1998        Randy G. Darcy*
                   ----------------------------------------
                   Randy G. Darcy, Director

May 1, 1998        Gary G. Drook*
                   ----------------------------------------
                   Gary G. Drook, Director

May 1, 1998        Richard R. Hylland*
                   ----------------------------------------
                   Richard R. Hylland, Director and Executive
                   Vice President

May 1, 1998        Aelred J. Kurtenbach*
                   ----------------------------------------
                   Aelred J. Kurtenbach, Director

May 1, 1998        Jerry W. Johnson*
                   ----------------------------------------
                   Jerry W. Johnson, Director

May 1, 1998        Herman Lerdal*
                   ----------------------------------------
                   Herman Lerdal, Director

May 1, 1998        Larry F. Ness*
                   ----------------------------------------
                   Larry F. Ness, Director

May 1, 1998        Gary Olson*
                   ----------------------------------------
                   Gary Olson, Director

May 1, 1998        Raymond M. Schutz*
                   ----------------------------------------
                   Raymond M. Schutz, Director

May 1, 1998        Bruce I. Smith*
                   ----------------------------------------
                   Bruce I. Smith, Director

                  *By /s/ Alan D. Dietrich
                   ----------------------------------------
                   Alan D. Dietrich
                   Attorney-in-fact

                             EXHIBIT INDEX

     The following documents are filed as part of the Registration Statement or are incorporated by reference.


4(a)(1)

General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, from the Company to The Chase Manhattan Bank (National
Association), as Trustee, is incorporated by reference to Exhibit 4(a) of Form 8-K, dated August 16, 1993, Commission File No. 0-692.

4(a)(2)

Supplemental Indenture dated as of August 15, 1993, to the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, executed by the Company to The Chase Manhattan Bank (National
Association), as Trustee, is incorporated by reference to Exhibit 4(b) of Form 8-K, dated August 16, 1993, Commission File No. 0-692.

4(a)(3)

Supplemental Indenture dated August 1, 1995, to the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, executed by the Company to The Chase Manhattan Bank (National Association), as Trustee, is incorporated by reference to Exhibit 4(b) of Form 8-K, dated August 30, 1995, Commission File No. 0-692.

4(a)(4)

Supplemental Indentures dated September 1, 1995, to the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, executed by the Company to The Chase Manhattan Bank (National Association), as Trustee, are incorporated by reference to Exhibits 4(a)(5), 4(a)(6) and 4(a)(7) of Form 10-K, dated December 31, 1995,
Commission File No. 0-692.

4(b)(1)

Copy of Sale Agreement between Company and Mercer County, North
Dakota, dated June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993, is incorporated by reference to Exhibit 4(b)(1) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

4(b)(2)

Copy of Loan Agreement between Company and Grant County, South Dakota, dated June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993A, is incorporated by reference to Exhibit 4(b)(2) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

4(b)(3)

Copy of Loan Agreement between Company and Grant County, South Dakota, dated June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993B, is incorporated by reference to Exhibit 4(b)(3) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

4(b)(4)

Copy of Loan Agreement between Company and City of Salix, Iowa, dated June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993, is incorporated by reference to Exhibit 4(b)(4) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

4(b)(5)

Preferred Securities Guarantee Agreement, dated August 3, 1995, between the Company and Wilmington Trust Company is incorporated by reference to Exhibit 1(d) of Form 8-K, dated August 30, 1995,
Commission File No. 0-692.

4(b)(6)

Declaration of Trust of NWPS Capital Financing I is incorporated by reference to Exhibit 4(d) of Form 8-K, dated August 30, 1995,
Commission File No. 0-692.

4(b)(7)

Amended and Restated Declaration of Trust of NWPS Capital Financing I is incorporated by reference to Exhibit 4(e) of Form 8-K, dated August 30, 1995, Commission File No. 0-692.

4(b)(8)

Subordinated Debt Securities Indenture, dated August 1, 1995, between the Company and The Chase Manhattan Bank (National Association), as Trustee, is incorporated by reference to Exhibit 4(f) of Form 8-K, dated August 30, 1995, Commission File No. 0-692.

4(b)(9)

First Supplemental Indenture, dated August 1, 1995, to the
Subordinated Debt Securities Indenture is incorporated by reference to
Exhibit 4(g) of Form 8-K, dated August 30, 1995, Commission File No.
0-692.

5

Opinion of counsel re legality of securities being registered.*

23.1

Consent of Arthur Andersen LLP.*

23.2

Consent of counsel (included in the opinion filed as Exhibit 5).

24

Power of Attorney contained in signature page of Registration
Statement.*

*Previously filed.